                                                                  EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-01
MASTER SERVICING DIVISION


DEAL REFERENCE                                                93-2A            93-2C            93-2D           93-2E.A
                                                          --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                $19,679,030.16   $59,512,565.74   $33,736,676.05   $23,123,328.24
  Loans Repurchased                                                   --               --               --               --
  Scheduled Principal Distribution                             36,031.29       101,111.60       348,122.33       226,490.37
  Additional Principal Distribution                             6,600.89        21,242.45       175,553.83        13,421.19
  Liquidations Distribution                                   428,021.17     1,464,600.70       167,494.80        37,723.82
  Accelerated Prepayments                                             --               --               --               --
  Adjustments (Cash)                                                  --               --               --               --
  Adjustments (Non-Cash)                                              --               --               --               --
  Losses/Foreclosures                                                 --               --               --               --
  Special Hazard Account                                              --               --               --               --
                                                          --------------   --------------   --------------   --------------
                              Ending Security Balance     $19,208,376.81   $57,925,610.99   $33,045,505.09   $22,845,692.86
                                                          ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                   $   121,495.44   $   358,015.53   $   189,321.85   $   127,901.16
Compensating Interest                                           1,658.67         5,679.36           499.94           118.09

  Trustee Fee (Tx. Com. Bk.)                                      221.39           743.91           421.71           250.50
  Pool Insurance Premium (PMI Mtg. Ins.)                              --               --               --         5,087.13
  Pool Insurance (GE Mort. Ins.)                                4,762.33               --         5,431.60               --
  Pool Insurance (United Guaranty Ins.)                               --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                        --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                       934.75               --               --               --
  Bond Manager Fee (Capstead)                                     311.58           743.91           491.99           289.04
  Excess Compensating Interest (Capstead)                             --               --               --               --
  Administrative Fee (Capstead)                                   532.99         2,479.77         1,054.27           818.98
  Administrative Fee (Other)                                          --               --               --               --
  Excess-Fees                                                         --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                           --               --               --               --
  Other                                                               --               --               --               --
                                                          --------------   --------------   --------------   --------------
                              Total Fees                        6,763.04         3,967.59         7,399.57         6,445.65
                                                          --------------   --------------   --------------   --------------
 Servicing Fee                                                  5,791.66        15,352.65         9,346.18         6,218.06
 Interest on Accelerated Prepayments                                  --               --               --               --

                                                          --------------   --------------   --------------   --------------
                        Total Interest Distribution       $   135,708.81   $   383,015.13   $   206,567.54   $   140,682.96
                                                          ==============   ==============   ==============   ==============
LOAN COUNT                                                            77              232              188              126
WEIGHTED AVERAGE PASS-THROUGH RATE                              7.509767         7.333474         6.751885         6.643641

                                                                  EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-01
MASTER SERVICING DIVISION


DEAL REFERENCE                                             93-2E.B            93-2G           1995-A           1996-A
                                                        --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                              $66,822,154.92   $94,980,567.82   $19,973,435.35   $17,564,018.82
  Loans Repurchased                                                 --               --               --               --
  Scheduled Principal Distribution                          106,491.34       162,004.07        22,557.26        23,259.44
  Additional Principal Distribution                          18,097.71        40,067.00         2,200.37         8,225.77
  Liquidations Distribution                                         --       602,478.12       864,866.66               --
  Accelerated Prepayments                                           --               --               --               --
  Adjustments (Cash)                                                --               --               --               --
  Adjustments (Non-Cash)                                            --               --               --               --
  Losses/Foreclosures                                               --               --               --               --
  Special Hazard Account                                            --               --               --               --
                                                        --------------   --------------   --------------   --------------
                              Ending Security Balance   $66,697,565.87   $94,176,018.63   $19,083,811.06   $17,532,533.61
                                                        ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                 $   394,908.06   $   564,262.57   $   135,174.61   $   118,631.37
Compensating Interest                                               --         1,312.65               --               --

  Trustee Fee (Tx. Com. Bk.)                                    723.91         1,068.53           166.45           219.55
  Pool Insurance Premium (PMI Mtg. Ins.)                     14,700.87               --               --               --
  Pool Insurance (GE Mort. Ins.)                                    --               --         7,490.04         5,058.44
  Pool Insurance (United Guaranty Ins.)                             --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                      --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                         --               --               --               --
  Bond Manager Fee (Capstead)                                   835.28         1,187.26               --               --
  Excess Compensating Interest (Capstead)                           --               --         4,384.94               --
  Administrative Fee (Capstead)                               2,366.75         3,957.70           519.36           731.86
  Administrative Fee (Other)                                        --               --               --               --
  Excess-Fees                                                       --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                         --               --           457.73           402.51
  Other                                                             --               --               --               --
                                                        --------------   --------------   --------------   --------------
                              Total Fees                     18,626.81         6,213.49        13,018.52         6,412.36
                                                        --------------   --------------   --------------   --------------
 Servicing Fee                                               17,420.42        23,513.27         6,241.75         4,805.01
 Interest on Accelerated Prepayments                                --               --               --               --
                                                        --------------   --------------   --------------   --------------
                        Total Interest Distribution     $   430,955.29   $   595,301.98   $   154,434.88   $   129,848.74
                                                        ==============   ==============   ==============   ==============
LOAN COUNT                                                         239              360               96               65
WEIGHTED AVERAGE PASS-THROUGH RATE                            7.091805          7.14557         8.121264         8.105072

                                                                  EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-01
MASTER SERVICING DIVISION


DEAL REFERENCE                                            1996-B           1996-C.1        1996-C.2         1996-C.3
                                                      --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                            $34,182,885.86   $ 4,685,141.76   $10,957,135.65   $ 8,548,198.31
  Loans Repurchased                                               --               --               --               --
  Scheduled Principal Distribution                         41,887.28         4,680.92        12,553.51         8,255.60
  Additional Principal Distribution                         8,388.84           161.13         2,635.16         1,082.40
  Liquidations Distribution                             1,105,546.63               --       161,409.38       339,806.77
  Accelerated Prepayments                                         --               --               --               --
  Adjustments (Cash)                                              --               --               --               --
  Adjustments (Non-Cash)                                          --               --               --               --
  Losses/Foreclosures                                             --               --               --               --
  Special Hazard Account                                          --               --               --               --
                                                      --------------   --------------   --------------   --------------
                        Ending Security Balance       $33,027,063.11   $ 4,680,299.71   $10,780,537.60   $ 8,199,053.54
                                                      ==============   ==============   ==============   ==============

INTEREST DISTRIBUTION:
Due Certificate Holders                               $   227,360.49   $    34,289.02   $    77,585.10   $    59,691.96
Compensating Interest                                             --               --               --               --

  Trustee Fee (Tx. Com. Bk.)                                  427.29            58.57            91.31            71.24
  Pool Insurance Premium (PMI Mtg. Ins.)                    9,237.92               --               --               --
  Pool Insurance (GE Mort. Ins.)                                  --         1,349.32               --               --
  Pool Insurance (United Guaranty Ins.)                           --               --               --         3,184.20
  Backup for Pool Insurance (Fin. Sec. Assur.)                945.77               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                       --               --               --               --
  Bond Manager Fee (Capstead)                                     --               --               --         1,965.15
  Excess Compensating Interest (Capstead)                   4,229.08               --           802.62           718.37
  Administrative Fee (Capstead)                             1,424.33           234.27           228.31           346.53
  Administrative Fee (Other)                                      --               --               --               --
  Excess-Fees                                                     --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                   988.45           107.37               --           247.19
  Other                                                           --               --               --               --
                                                      --------------   --------------   --------------   --------------
                        Total Fees                         17,252.84         1,749.53         1,122.24         6,532.68
                                                      --------------   --------------   --------------   --------------
 Servicing Fee                                             10,153.80         1,464.11         2,556.84         2,671.32
 Interest on Accelerated Prepayments                              --               --               --               --
                                                      --------------   --------------   --------------   --------------
                        Total Interest Distribution   $   254,767.13   $    37,502.66   $    81,264.18   $    68,895.96
                                                      ==============   ==============   ==============   ==============
LOAN COUNT                                                       126               22               55               41
WEIGHTED AVERAGE PASS-THROUGH RATE                          7.981555         8.782407          8.49694         8.655453